Exhibit 99.1
Cash Systems, Inc. Announces Second Quarter 2007 Financial Results
Las Vegas, NV — (Business Wire) — August 9, 2007 — Cash Systems, Inc. (NASDAQ: CKNN), a provider of cash access solutions for the gaming industry, today announced second quarter 2007 financial results.
Second quarter 2007 company highlights include:
•	A multi year contract for powercash with the Fantasy Springs Resort Casino.

•	A multi-year contract with the Marnell Sher Gaming Group to provide casinopc and eCash checking to it’s recently acquired Colorado Belle, Edgewater and Saddle West Casinos
Second Quarter 2007 Financial Results
Revenue for the second quarter was $26.6 million, an increase of 10%, compared to $24.1 million in the second quarter of 2006. The Company reported a loss from operations of ($598,000) in the second quarter of 2007, compared to a ($438,000) loss from operations in the second quarter of 2006. The operating loss in the second quarter of 2007 includes $94,000 of stock based compensation expense. The operating loss in the second quarter of 2006 included $369,000 of stock based compensation expense.
Net loss in the second quarter of 2007 was ($1,920,444), or ($0.10) per diluted share, from a net loss of ($804,142), or ($0.05) per diluted share, in the second quarter of 2006. The prior year includes a tax benefit of $503,400.
Michael Rumbolz, President and Chief Executive Officer of Cash Systems, Inc. stated, “We have dedicated a substantial amount of management’s time and corporate resources to drive payments-related business opportunities which carry superior margins compared to traditional cash access products and services. While our current performance doesn’t reflect this yet, we are making great progress as we signed our first powercash contract, and we are continuing to execute against our long-term strategic business plan.”
Guidance
Based on second quarter revenue, contract installation delays and uncertainty regarding the timing of new contracts, the Company now expects revenue of $105 million to $110 million in fiscal 2007. The Company’s long-term EBITDA margin target is 10% to 12%. Although the Company does not expect to achieve its long-term EBITDA margin target in 2007, the Company does expect EBITDA to be positive in every quarter of fiscal 2007.
Convertible Notes
The Company announced it has obtained a waiver from its convertible notes holders to amend the terms of the notes subject to reaching a definitive agreement by August 20, 2007.
Earnings Conference Call
The company will host a conference call at 5:00 p.m. ET today to discuss second quarter 2007 results. The call can be accessed live over the phone by dialing (877) 704-5381 or for international callers by dialing (913) 312-1295. A simultaneous webcast of the call will be available by visiting http://www.cashsystemsinc.com/. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 1262462. The replay will be available until August 16, 2007.

About Cash Systems, Inc.
Cash Systems, Inc., located in Las Vegas, with additional offices in San Diego and Minneapolis, is a provider of cash-access and related services to the retail and gaming industries. Cash Systems’ products include its proprietary cash advance systems, ATMs and check cashing solutions. Please visit http://www.cashsystemsinc.com for more information.
This press release may contain forward-looking statements, including the Company’s beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company’s plan of operation, changes in the Company’s anticipated earnings, continuation of current contracts, gaming and other applicable regulations, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10K and 10Q. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update any forecasts that it may make available to the investing public.
Contact:
Don Duffy
Integrated Corporate Relations
203-682-8265

CASH SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$17,907,899	$24,792,099
Current portion of prepaid commissions	392,700	285,019
Current portion of loans receivable	482,462	395,277
Settlements due from credit card processors	8,083,744	13,212,907
Settlements due from ATM processors	6,751,583	12,144,380
Other current assets	10,741,543	5,093,771

Total Current Assets	44,359,931	55,923,452

PROPERTY AND EQUIPMENT, NET	7,665,390	7,407,903

OTHER ASSETS
Goodwill	4,077,700	4,077,700
Intangible assets, net	5,382,792	6,060,448
Long-term prepaid commissions, net of current portion	484,289	640,722
Long-term loans receivable, net of current portion	259,702	86,564
Restricted cash	644,055	438,135
Other	127,584	1,880,624

Total Other Assets	10,976,122	13,184,193

TOTAL ASSETS	$63,001,443	$76,515,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Checks issued in excess of cash in bank	$12,206,538	$21,235,168
Short term debt, Net	19,438,733	—
Accounts payable — trade	990,943	4,059,972
Credit card cash advance fees payable	1,722,544	1,812,283
ATM commissions payable	2,189,820	1,946,749
Credit card chargebacks payable	197,159	102,403
Check cashing commissions payable	174,068	356,054
Other accrued expenses	12,801,114	12,902,828

Total Current Liabilities	49,720,919	42,415,457

LONG-TERM LIABILITIES
Long-term debt, net	—	19,258,386
Derivative warrant instrument	—	777,011

Total Liabilities	49,720,919	62,450,854

STOCKHOLDERS’ EQUITY
Common stock, par value of $0.001, 50,000,000 shares authorized, 18,726,913 and 17,991,413 shares issued, 18,442,413 and 17,923,913 shares outstanding	18,443	17,924
Additional paid-in capital	28,505,570	25,943,860
Accumulated deficit	(15,243,489)	(11,897,090)

Total Stockholders’ Equity	13,280,524	14,064,694

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$63,001,443	$76,515,548

CASH SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Commissions on credit card cash advances, ATMs and check cashing services	$26,595,032	24,146,610	$52,119,799	44,625,735

Operating expenses
Commissions	15,508,846	12,964,402	30,073,792	23,809,255
Processing costs	4,623,015	4,552,645	8,928,918	8,461,165
Check cashing costs	763,154	957,612	1,686,656	2,234,805
Armored carrier services	275,378	192,878	552,738	379,741
Payroll, benefits and related taxes	2,949,438	3,013,018	5,771,867	5,639,909
Professional fees	334,971	384,769	733,856	1,369,290
Other general and administrative expenses	1,841,543	1,800,462	3,496,152	3,387,416
Depreciation and amortization	896,576	718,942	1,741,730	1,238,184

Total operating expenses	27,192,921	24,584,728	52,985,709	46,519,765

Loss from operations	(597,889)	(438,118)	(865,910)	(1,894,030)

Other income (expense)
Interest expense	(1,342,367)	(879,522)	(2,511,547)	(1,408,233)
Interest and other income	19,812	10,098	31,058	11,806

Total other income (expense)	(1,322,555)	(869,424)	(2,480,489)	(1,396,427)

Loss before income taxes	(1,920,444)	(1,307,542)	(3,346,399)	(3,290,457)

Benefit from income taxes	—	(503,400)	—	(1,266,800)

Net Loss	$(1,920,444)	$(804,142)	$(3,346,399)	$(2,023,657)

Net Loss per common share:
Basic	$(0.10)	$(0.05)	$(0.18)	$(0.12)

Diluted	$(0.10)	$(0.05)	$(0.18)	$(0.12)

Weighted average common shares outstanding:
Basic	18,437,162	17,610,795	18,249,104	17,382,017

Diluted	18,437,162	17,610,795	18,249,104	17,382,017

CASH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOW
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net loss	(3,346,399)	(2,023,657)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	1,741,730	1,238,184
Share-based compensation expense	139,370	494,988
Tax benefit associated with employee stock option exercises	—	7,895
Amortization of debt issuance costs	239,168	15,092
Deferred income taxes	—	(1,248,000)
Change in interest receivable on loans receivable	—	2,505
Changes in operating assets and liabilities:
Prepaid commissions	(107,681)	107,422
Settlements due from credit card processors	5,129,163	5,144,954
Settlements due from ATM processors	5,392,797	—
Other current assets	(4,117,720)	(1,368,714)
Long-term prepaid commission	156,433	(287,387)
Restricted cash	(205,920)	—
Other assets	44,035	(137,267)
Accounts payable — trade	(3,069,029)	321,928
Credit card cash advance fees payable	(89,739)	593,770
ATM commissions payable	243,071	537,202
Credit card chargebacks payable	94,756	(88,000)
Check cashing commissions payable	(181,986)	79,749
Other accrued expenses	(101,714)	384,585

Cash flows provided from operating activities	1,960,335	3,775,249

Cash flows from investing activities:
Purchase of certain assets of Indian Gaming Services	—	(12,304,558)
Purchases of property and equipment	(1,321,561)	(1,319,134)
Loans receivable, net	(260,323)	133,908

Cash flows used in investing activities	(1,581,884)	(13,489,784)

Cash flows from financing activities:
Checks issued in excess of cash in bank	(9,028,630)	(8,973,910)
Line of credit — bank, net	—	4,586,404
Issuance of common stock	—	4,470,160
Exercise of stock options	1,765,980	28,000
Exercise of stock warrants	—	12,186

Cash flows used in financing activities	(7,262,650)	122,840

Increase/(Decrease) in cash	(6,884,199)	(9,591,695)

Cash, beginning of period	24,792,098	30,247,119

Cash, end of period	$17,907,899	$20,655,424

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for financing costs and interest expense, net of amortization of original issue discount and debt issuance costs	$2,213,157	$1,164,414
NONCASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of warrant derivative liability to additional paid in capita	$777,011	$—